Exhibit 10.1

LETTER AGREEMENT

This Letter Agreement (the “Letter”) is entered into by and between ELEPHANT TALK EUROPE HOLDING B.V., a besloten vennootschap met beperkte aansprakelijkheid organized under the laws of the Netherlands (the “Borrower”), PARETEUM CORPORATION (formerly known as Elephant Talk Communications Corp.), a Delaware corporation (the “Parent”), any Subsidiaries of Parent party hereto that are Guarantors or become Guarantors hereunder, the lenders from time to time party hereto (each a “Lender” and, collectively, the “Lenders”), ATALAYA ADMINISTRATIVE LLC, a New York limited liability company (“Atalaya”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and Atalaya, as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”, and together with the Administrative Agent, collectively, the “Agents” and each an “Agent”). The purpose of this Letter is to outline the terms of an agreement in principle, subject to the conditions described herein, to amend that certain Amended and Restated Credit Agreement and to the Warrants issued thereunder. Capitalized terms used herein but not otherwise defined shall have the meaning as set forth in the Amended and Restated Credit Agreement.

WHEREAS, the Borrower, Parent, the Guarantors party hereto, the Lenders, Administrative Agent and Collateral Agent are parties to that certain Credit Agreement dated as of November 17, 2014, as amended by that certain Joinder to Credit Agreement dated as of January 30, 2015, by that certain Letter Agreement dated as of June 19, 2015, by that certain First Amendment to Credit Agreement and Waiver dated as of July 7, 2015, by that certain Letter Agreement dated as of January 19, 2016, by that certain Second Amendment to Credit Agreement and Waiver dated as of August 15, 2016, by that certain Letter Agreement dated as of September 30, 2016 and by that Amended and Restated Credit Agreement dated December 27, 2016, and as may have otherwise been amended from time to time (as so amended, the “Amended and Restated Credit Agreement”); and

WHEREAS, the Borrower, Parent, the Guarantors party hereto, the Lenders, Administrative Agent and Collateral Agent desire to enter into this Letter to set forth the terms of the proposed amendment to the Amended and Restated Credit Agreement and Warrants, to be made subject to the terms and conditions outlined herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Amendments to the Amended and Restated Credit Agreement.

Subject to the execution of definitive Amendment Documents and other conditions described under Section 2, the parties anticipate that the following amendments will be made to the Amended and Restated Credit Agreement and the Warrants issued thereunder:

(a)	The Maturity Date will be extended to December 31, 2018.

(b)	The amortization schedule will be as follows:

Quarter ending:

Q1-17: $1,500,000

Q2-17: $1,500,000

Q3-17: $500,000

Q4-17: $500,000

Q1-18: $750,000

Q2-18: $750,000

Q3-18: $750,000

Q4-18: Balloon

(c)	New financial covenants package shall be agreed between the parties by April 30, 2017.

(d)	The Warrants will be amended as follows:

1.	The aggregate amount of shares of common stock underlying the Warrants will be increased to 1,446,000 (post split);

2.	The exercise price of the Warrants will be set at the lesser of (a) $3.25 per share (post-split) or (b) a 13% discount to the offering price of shares of common stock in the Parent’s previously announced underwritten public offering (the “Equity Offering”); and

3.	The anti-dilution sections (Sections 9(d) and 9(h)) of the Warrants shall be removed.

2.        Definitive Agreement and Other Conditions. The terms of amendment contemplated herein will be subject to, and conditioned upon, among other things:

(a)       the execution and delivery of a formal amendment to the Amended and Restated Credit Agreement and Warrant, a reaffirmation of the Borrower and Guarantors’ obligations thereunder and a reaffirmation of the security interests and guarantees granted by Borrower and Guarantors in connection therewith (collectively, the “Amendment Documents”);

(b)       consummation of the Equity Offering;

(c)        the absence of any Default or Event of Default both before after giving effect to the Amendment Documents;

(c)        the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects (except to the extent already qualified by materiality, in which case, they shall be true and correct in all respects);

(d)        no Material Adverse Effect shall have occurred or reasonably be expected to occur; and

(e)       Agent and Lenders shall have received updated management projections through the Maturity Date, which shall have been based on reasonable assumptions and represent management’s best estimates of the projected performance of the Borrower and Guarantors.

For the avoidance of doubt, the failure by Parent to consummate the Equity Offering on or before March 31, 2017, shall relieve the Administrative Agent and Lenders of any obligation under this Letter to negotiate or execute any definitive Amendment Documents.

3.       Authorization. The undersigned Borrower and Guarantor represents that they have full corporate power and authority to execute this Letter and that they are authorized to take the actions set forth herein without the consent or approval of any other third party (including the shareholders of Parent).

4.       No Other Amendments. Except as specifically contemplated by this Letter or otherwise agreed by the parties, there shall be no other amendments to the Amended and Restated Credit Agreement, which shall otherwise remain unmodified and in full force and effect.

5.       Governing Law. This Letter shall be governed by and construed in accordance with the laws of the State of New York.

6.       Fees. By executing this Letter, Parent confirms that it will bear the reasonable legal fees and other out-of-pocket expenses of Atalaya and the Lenders with respect to the transaction.

7.       Counterparts; Signature. This Letter may be executed in one or more counterparts. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall have the same force and effect as if such signature page were an original thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Letter as of March 6, 2017.

BORROWER:

ELEPHANT TALK EUROPE HOLDING B.V.

By:	/s/ Yves van Sante
Name: Yves van Sante
Title: Director

GUARANTORS:

PARETEUM CORPORATION

By:	/s/ Robert H. Turner
Name: Robert H. Turner
Title: Executive Chairman

PARETEUM NORTH AMERICA CORP.

By:	/s/ Robert H. Turner
Name: Robert H. Turner
Title: Executive Chairman

ELEPHANT TALK GROUP INTERNATIONAL B.V.

By:	/s/ Yves van Sante
Name: Yves van Sante
Title: Director

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

ATALAYA ADMINISTRATIVE LLC

By:	/s/ Robert Flowers
Name: Robert Flowers
Title: Authorized Signatory

LENDERS:

CORBIN MEZZANINE FUND I, L.P.

By:	Corbin Capital Partners Management, LLC, its General Partner

By:	/s/ Daniel Friedman
Name: Daniel Friedman Title: General Counsel